UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2006

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street

San Francisco, CA 94105

(Address of principal executive offices including zip code)

(415) 344-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 5, 2006, CNET Networks, Inc. (the “Company”) issued a press release disclosing that on December 5, 2006, the Company received notice that the Nasdaq Listing Qualifications Panel has granted the Company’s request for continued listing of its common stock on The Nasdaq Global Market. The continued listing of the Company’s common stock is subject to the condition that on or before February 2, 2007, the Company must file with the Securities and Exchange Commission its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2006 and September 30, 2006 and any necessary restatements of its prior financial statements. Although the Company currently believes that it can comply with this condition, there can be no assurances that the Company will meet the deadline set by the Panel.

A copy of the press release disclosing receipt of the notice is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning the Company’s plans to remain listed on the Nasdaq, to restate its historical financial statements and to file delinquent quarterly reports on Form 10-Q with the Securities and Exchange Commission. There can be no assurance concerning the timing of the Company’s restatement process or any further actions which may be taken by the Nasdaq Listing Qualifications Panel. Forward-looking statements are made as of the date of this Current Report on Form 8-K, and, except as required by the law, CNET Networks does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of CNET Networks, Inc. dated December 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2006

CNET Networks, Inc.

By:	/s/ George Mazzotta
Name: George Mazzotta
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of CNET Networks, Inc. dated December 5, 2006.